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                                                                    EXHIBIT 99.1



                         [INNOVATIVE GAMING LETTERHEAD]



FOR IMMEDIATE RELEASE --
FRIDAY, AUGUST 18, 2000

                 IGCA RECEIVES NASDAQ POSSIBLE DELISTING LETTER

RENO, NEVADA, AUGUST 18, 2000-- INNOVATIVE GAMING CORPORATION OF AMERICA (NASDAQ-NM:IGCA) announced today that it has received correspondence from the Nasdaq National Market indicating that the Company's Common Stock has failed to maintain a minimum bid price of $1.00 per share over the last 30 consecutive trading days as required for continued listing. Nasdaq's correspondence also indicated that the Company's Common Stock will be delisted from trading on or about November 6, 2000 if the minimum bid price of the Company's Common Stock does not equal or exceed $1.00 for a minimum of 10 consecutive trading days.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: Except for historical information, the forward looking matters discussed in this news release are subject to certain risks and uncertainties including, but not limited to, the timing of regulatory approvals, the Company's liquidity pending the closing of the merger with nMortgage, as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission, such as the Company's Form 10K for the fiscal year ended December 31, 1999. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A registration statement relating to certain securities of the Company has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may or may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.